Exhibit 32
      Certification of Chief Executive Officer and Chief Financial Officer
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


In connection with the Quarterly Report of MB Software Corporation on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof, I, Scott A. Haire, Chief Executive Officer and principal financial officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 22, 2004

/S/ Scott A. Haire
----------------------
Scott A. Haire,
Chairman of the Board,
(Chief Executive Officer and Principal Financial Officer)